Exhibits 5.1 and 23.2

THOMAS E. BOCCIERI

ATTORNEY AT LAW

561 Schaefer Avenue

Oradell, New Jersey 07649

201-983-2024

(Fax) 201-265-6069

March 2, 2009

Fresh Harvest Products, Inc.

280 Madison Avenue, Suite 1005

New York, NY 10016

RE:	LEGAL OPINION AND CONSENT REGISTRATION STATEMENT ON FORM S-8 OFTHE FRESH HARVEST PRODUCTS, INC. 2009 PROFESSIONAL/CONSULTANT STOCK COMPENSATION PLAN

Gentlemen:

I have acted as counsel to Fresh Harvest Products, Inc., a New Jersey corporation (the “Registrant”), in connection with its preparation of the Registration Statement on Form S-8 (the “Registration Statement”) of the Registrant to be filed with the Securities and Exchange Commission (the “Commission”) on or about March 4, 2008 with respect to the registration under the under the Securities Act of 1933, as amended (the “Act”), of 10,000,000 shares the Registrant’s Common Stock, $.0001 par value per share (the “Shares”), issuable from time to time pursuant to the Fresh Harvest Products, Inc. 2009 Professional/Consultant Stock Compensation Plan (the “Plan”).

I have examined, among other things, the Registration Statement and the originals or certified copies of such corporate records, certificates of officers of the Registrant and/or public officials and such other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

The opinion expressed below is limited to the New Jersey Business Corporation Act and the federal laws of the United States of America, and I do not express any opinion herein concerning any other law.

Based upon the foregoing, subject to the assumptions stated above and relying on the statements of fact contained in the documents that I have examined, I are of the opinion that (i) the issuance by the Registrant of the Shares pursuant to the Plan has been duly authorized and (ii) when issued and delivered by the Registrant in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/Thomas E. Boccieri

THOMAS E. BOCCIERI